FOR IMMEDIATE RELEASE

Cover-All Technologies Announces Organizational Changes

Organizational changes to prepare the company for the future growth

Morristown, New Jersey, September 17, 2013– Cover-All (NYSE MKT:COVR), a Delaware corporation and leading provider of innovative and modern P/C insurance technology solutions and services, announced today an organizational alignment.  Under the guidance of Manish Shah, president and CEO, the company announced a number of organizational changes designed to better calibrate the company against customer needs and market opportunity to improve the immediate and longer term strength of the organization.

Effective October 1, 2013, Cover-All will be structured into five (5) primary business units:

1.

Product Management & Technology – Product strategy and execution.

2.

Client Services – Professional services provisioning to customers.

3.

Product Support – Support and maintenance releases and regulatory updates.

4.

Sales & Marketing – New sales, cross-selling, branding and marketing.

5.

Finance & Admin – Corporate finance, human resources and company policies.

Executive leaders for these areas are Shailesh Mehrotra for Product Management & Technology, Alyssa Hostelley for Client Services, Maryanne Gallagher for Product Support, Ann Massey for Finance & Admin with Sales & Marketing reporting directly to Manish Shah.

“I am excited to announce these changes to align our organization with current needs and to be prepared to handle the future growth,” said Manish Shah.  “Cover-All is rapidly becoming an important solution provider in P/C Insurance marketplace. As we execute our sales strategy, we want to be ready with lean and scalable processes to provide successful services for exceeding the expectations of our customers. These organizational changes represent a significant step in our efforts to mobilize around important outcomes for all our stakeholders – shareholders, customers, employees and business partners.”

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FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 29, 2013, copies of which are available from the SEC or may be obtained upon request from the Company.

About Cover-All Technologies

Cover-All provides P&C insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs. With offices in Morristown, NJ, Manhattan and Honolulu, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way P&C insurance business is conducted.

Additional information is available online at www.cover-all.com.

For information about Cover-All:

Alyssa Hostelley

SVP, Client Services

(808) 772-1472

ahostelley@cover-all.com